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                                                                     EXHIBIT 3.1


                                CERTIFICATE OF
            AMENDMENT TO THIRD RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               CIENA CORPORATION


It is hereby certified that:

         l. The present name of the corporation is CIENA CORPORATION (the "Corporation"). The Corporation was originally incorporated under the name "Hyrdralite Incorporated", and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is November 2, 1992. A Restated Certificate of Incorporation was filed thereafter on April 8, 1994 (the "First Restated Certificate"); a Second Restated Certificate of Incorporation was filed thereafter on December 20, 1994 (the "Second Restated Certificate"); and a Third Restated Certificate of Incorporation was filed thereafter on December 20, 1995 (the "Third Restated Certificate").

         2. The Third Restated Certificate is hereby amended to (i) increase the authorized capital stock of the Corporation and effect a split up outstanding shares of Common Stock, (ii) establish a classified Board of Directors effective with the Corporation becoming a public company, with three classes serving staggered three year terms, and each class consisting of two or more directors, (iii) eliminate stockholder action by written consent, and (iv) specify the terms under which a special meeting of stockholders may be called.

         3. This amendment has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
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The first paragraph of Article FOURTH is hereby replaced in its entirety with the following:

         The Corporation shall have the authority to issue two (2) classes of shares to be designated respectively "Preferred Stock" and "Common Stock". The total number of shares of stock that the Corporation shall have the authority to issue is Two Hundred Million (200,000,000) shares of capital stock, par value $0.01 per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Twenty Million (20,000,000), par value $0.01 per share. The total number of shares of Common Stock which the Corporation shall have the authority to issue is One Hundred Eighty Million (180,000,000), par value $0.01 per share. Effective with the filing of this Amendment, each issued share of Common Stock of the Corporation, $0.01 par value, shall be changed and reclassified into five shares of Common Stock, $0.01 par value.

Articles SIXTH and SEVENTH of the Third Restated Certificate are hereby replaced in their entirety with the following:

         SIXTH: The following provisions are inserted for purposes of the management of the business and conduct of the affairs of the Corporation and for creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

         (a)(l) The number of directors shall initially be set at seven (7) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Prior to the effectiveness of the first registration statement filed by the Company under the Securities Act of 1933, as amended, the directors shall be elected at each annual meeting with a term to expire at the next annual meeting of stockholders. Upon the effectiveness of the first registration statement filed under the Securities Act of 1933, as amended (the "IPO Date"), the directors shall be divided into three classes consisting of two or more directors each with the term of office of the first class (Class I) to expire at the first annual meeting of stockholders following the IPO Date; the term of office of the second class (Class II) to expire at the second annual meeting following the IPO Date; the term of office of the third class (Class III) to expire at the third annual meeting following the IPO Date; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. The initial allocation of existing directors among the classes shall be made by
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determination of the Board of Directors.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

         (2) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         (3) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section (a)(1) above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

         (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by ballot.

         (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation, as restated from time to time, or by the bylaws) shall be vested in and exercised by the Board of Directors.

         (d) From and after the IPO Date, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called
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annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

         (e) Special meetings of stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting.

         (f) The Board of Directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation. Any adoption, amendment or repeal of bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         SEVENTH:         The Corporation reserves the right to amend or repeal
any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Articles SIXTH, SEVENTH, EIGHTH and NINTH.
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         IN WITNESS WHEREOF, the undersigned do execute this Certificate and affirm and acknowledge, under penalties of perjury, that this Certificate and the signatures thereon are their act and deed and that the facts stated herein are true, this 6 day of ,1996.

                                             /s/ PATRICK H. NETTLES
                                           -----------------------------------
                                           Patrick H. Nettles,
                                           President


Attest:



/s/ ERIC GEORGATOS
------------------------
Eric Georgatos
Secretary